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                               DUANE READE INC.

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION

                    (Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware)


     Duane Reade Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify as follows:

     1. The Certificate of Incorporation of the Corporation is hereby amended by amending Article I thereof, to read in its entirety as follows:

     The name of the Corporation is DRI I Inc.

     2. Such Amendment of the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. The Board of Directors of the Corporation adopted a resolution setting forth this Amendment, declaring thier advisability and calling for submission of such Amendment to the stockholders of the Corporation for vote. The stockholders approved such Amendment by Written Consent in Lieu of a Meeting of the Majority Stockholder on November 24, 1997. The capital of the Corporation will not be reduced under or by reason of such Amendment.

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     IN WITNESS THEREOF, DUANE READE INC. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Anthony Cuti, President and Chief Executive Officer, and attested by Hyman Needleman, Secretary, this 24th day of November, 1997.



                                                  DUANE READE, INC.

                                                  /s/ Anthony Cuti
                                                  --------------------------
                                                  Anthony Cuti, President and
                                                  Chief Executive Officer

ATTEST:


/s/ Hyman Needleman
--------------------------
Hyman Needleman, Secretary


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                         CERTIFICATE OF INCORPORATION
                                      OF
                               DUANE READE, INC.

                        ------------------------------

                                  ARTICLE ONE

     The name of the corporation is Duane Reade Inc.

                                  ARTICLE TWO

     The address of the corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                 ARTICLE THREE

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOUR

     The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, with a par value of one cent ($.01) per share.

                                 ARTILCE FIVE

     The name and mailing address of the sole incorporator are as follows:

     Name                         Mailing Address
     ----                         ---------------
     Marci Shaffer                200 East Randolph Drive
                                  Suite 5700
                                  Chicago, Illinois 60601

                                  ARTICLE SIX

     The corporation is to have perpetual existence.


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                                 ARTICLE SEVEN

     In furtherance and not in limitation of the powers conferrd by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                 ARTICLE EIGHT

     Meetings of stockholkders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                 ARTICLE NINE

     To the fullest extents permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE TEN

     The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.


                                ARTICLE ELEVEN

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the sole incorporator herein-before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this

                                      -2-

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certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand as of the 10th day of September, 1992.


                                         /s/ Marci Shaffer
                                         ------------------------------------
                                         Marci Shaffer, Sole Incorporator